PROMISSORY NOTE

US$25,000.00 (Principal Amount)	January 30, 2013

FOR VALUE RECEIVED, the undersigned, Innolog Holdings Corporation (“IHC”) and Innovative Logistics Techniques, Inc. (“Innolog”) (together the “Maker”), and William P. Danielczyk (“WPD”) and Fred R. Gumbinner (“FRG”) (WPD and FRG together are the “Guarantors”) as guarantors, each jointly and severally promise to pay to Sunjay Berdia (“Holder”), at such place as Holder may later designate in writing, in lawful money of the United States, the principal sum of TWENTY-FIVE THOUSAND US DOLLARS ($25,000.00) (“Principal Amount”) in accordance with this promissory note (the “Note”) under the terms set forth herein. All of the obligations directly or indirectly due to Holder hereunder and in connection with the transactions contemplated hereby, including without limitation principal, interest, fees, costs and expenses, are collectively referred to as the “Obligations.”

1.	Repayments & Special Terms

Principal and interest under this Note is due and payable on the earlier of (a) three (3) business days following the receipt of the account receivables described in Section 6 hereof and (b) March 10, 2013 (“Maturity Date”).

Maker shall have the right to prepay at any time and from time to time, in advance of maturity, all or part of the principal amount of this Note, along with the interest and Fee and other amounts described hereunder. Each payment shall be applied first to the principal balance due.

TIME IS OF THE ESSENCE on the repayment of this Note. There is no grace period on the repayment and payment of the amounts due hereunder.

2.	Interest/Fee/Additional Compensation

(a) Maker shall pay to Holder a flat fee of eight percent (8%) or Two Thousand Dollars ($2,000), which amount is deemed to be earned immediately but shall be due and payable on the Maturity Date.

(b) In addition, Maker shall issue to Holder or Holder’s designee 25,000 Warrants, convertible into common stock of Innolog Holdings Corporation, a Nevada corporation (“IHC”), at an exercise price of $0.05 per share for five years from the date hereof, with such other terms that are substantially the same as other similar warrants. Maker agrees that such warrants are of uncertain value.

(c) In addition Maker shall pay to Holder a one-time first loan bonus of two percent (2%) or Five Hundred Dollars ($500), which amount is deemed to be earned immediately but shall be due and payable on the Maturity Date.

3.	Late Fee and Default Interest

As noted above, time is of the essence on the repayment of this Note. If this Note is not paid in full within five (5) days of the Maturity Date, there shall be a late fee of eight percent (8%) of the outstanding Principal Amount. There shall accrue additional Late Fees of eight percent (8%) of the then outstanding Principal Amounts hereunder every ten (10) calendar days until repaid in full. In addition to the Late Fee(s), after the Maturity Date, this Note shall accrue interest from the Maturity Date at the rate of eighteen percent (18%) per annum, compounded daily until paid in full (“Default Interest”). Such Default Interest shall be on the outstanding principal amount, the interest due or accrued hereunder and the Late Fee(s).

4.	Events of Default

The following shall constitute Events of Default hereunder:

(a)         If Maker defaults in the payment of any amount due on this Note when due (there is no requirement for any notice and there is no right to cure any failure of payment when due);

(b)         If Maker uses any accounts receivables or other moneys that come into the company other than for payment of amounts due to other holders of accounts receivable notes, governmental agencies (e.g., IRS, Department of Labor or other account related to 401k obligations due), normal operating expenses and regular current accounts payables before all amounts due under this Note are repaid in full;

(c)          If Maker directly or indirectly redirects any of the Collateral or proceeds of the Collateral without first paying all of the amounts due hereunder or under other outstanding accounts receivable secured notes;

(d)          If Maker shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee or liquidator for itself or all or a substantial part of its assets, or (iii) be adjudicated a bankrupt or insolvent, or (iv) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether Federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether Federal or state) relating to relief of debtors, or (v) suffer or permit to continue unstayed and in effect for sixty (60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves an involuntary petition seeking reorganization of Maker, or appoints, pursuant to such a petition, a receiver, trustee or liquidator for it or all or a substantial part of its assets;

(e)         If any confession of judgment is filed or threatened to be filed against IHC, Innolog or Guarantor; and

(f)         If any representation or warranty of Maker is untrue or any covenant of Maker is breached.

5.	Remedies

(a)         Upon the occurrence of an Event of Default, Holder may, in Holder's sole and absolute discretion and without notice or demand, accelerate the due date of any amounts owed hereunder and declare the entire amount of principal and interest thereon remaining outstanding hereunder immediately due and payable, whereupon, the same shall forthwith become and be due and payable without any presentment, demand or notice of any kind, all of which are expressly waived by Maker.

(b)         If an Event of Default shall occur, the Maker shall immediately pay the Holder, on demand by the Holder, all costs and expenses incurred by the Holder in connection with the collection and enforcement of this Note, including attorneys' fees, accountants and tax advisor’s fees and the amounts described above.

(c)         Maker understands, acknowledges and agrees, that upon an Event of Default, Holder may immediately file the Confession of Judgments against each of IHC and Innolog.

(d)         If an Event of Default shall occur, Holder may immediately file and send to the appropriate authorities the Letter from Maker and any other documents or instruments directing that all payments under the Collateral listed below be sent directly to the account designated by Holder until such time as Holder states in writing that all of the Obligations and all amounts owed hereunder are paid in full. Maker shall immediately (within 2 business days) execute and deliver to Holder such letters and documents requested by Holder to effectuate the above.

6.	Security

Maker hereby grants to Holder a security interest in the following accounts receivable of Maker or Innolog as listed below:

1.           N0017311F0438 NRL-EWS Contract Name: Navy; (February Billing Amount in excess of $50,000), and if this Note is not repaid in full with such proceeds any and all future billings thereunder, referred to by Maker as the “Little Navy” A/R, and

2.           The Integrated Global Convergence – IGC contract where Maker is performing help desk support services under Prime Contract No. SP4701-08-A-0008-0232 (Billing Amount approximately $15,000).  The contract is FFP and is billed monthly through the Wide Area Workflow (WAWF) system under Maker’s Account No. 5124-016 and is referred to as the “LM A/R”, and the proceeds therefrom from time to time (the “Collateral”). If for any reason such Collateral is compromised or becomes unavailable to Holder, then future accounts receivable under such above-referenced contracts shall immediately and automatically be assigned to Holder and such additional accounts receivable shall be deemed part of the Collateral.

Holder recognizes that the Collateral is also pledged to other lenders of account receivable loans, including specifically, the Kay M. Gumbinner Trust (to which Fred Gumbinner, is a trustee and a beneficiary) who may have a priority security interest in the Collateral. Maker agrees that if any creditor collects, receives or hypothecates the Collateral in any way, then Maker automatically and without any further action grants to Holder a security interest in future billings under the above-referenced contracts and such future billings shall be treated as part of the Collateral.

Maker shall execute and immediately deliver (a) such documents and instruments as Holder may request from time to time to secure, evidence and perfect Holder's security interest and priority in the Collateral; and (b) such documents and instruments as Holder may request from time to time to mandate that the US Navy and/or Lockheed Martin direct and make any and all future payments to the Holder at such account as designated by Holder, until such time as this Note, all of the Obligations hereunder, and all other payment obligations herein are paid in full; and (c) such powers of attorney as may be requested by Holder in order for Holder to act upon and receive direct payment of the Collateral from the US Navy, Lockheed Martin or any governmental agency related thereto.

7.	Miscellaneous

(a)         This Note shall be deemed to be made and entered into under the laws of the Commonwealth of Virginia and for all purposes shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. Maker (i) hereby irrevocably submit to the exclusive jurisdiction of the United States District Court sitting in the Northern District of Virginia and the courts of the Commonwealth of Virginia located in Fairfax County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. This Note may be executed in counterparts and facsimile and electronic signatures are valid and shall constitute original signatures.

(b)         This Note shall be binding upon Maker and Maker's successors and assigns and shall inure to the benefit of Holder and Holder's successors and assigns; and each reference herein to Maker or to Holder shall, except where the context shall otherwise require, be deemed to include its respective successors and assigns. Notwithstanding the foregoing, Maker may not assign this Note or any obligations hereunder without Holder's prior written consent.

(c)         Any failure by Holder to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same or any other right or remedy at any subsequent time, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy.

(d)         Maker, and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waives presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and does hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DOES HEREBY WAIVE TRIAL BY JURY.

(i) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(ii) MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVE ITS RESPECIVE RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

(e)         The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, the warrants and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).

(f)         Maker shall pay all costs and expenses associated with this Note, the loan and the transactions contemplated hereby and hereunder.

(g)         Maker agrees to pay immediately upon request and without any need of any approvals or determinations of any kind all costs and expenses of enforcement of this Note, including, without limitation, attorneys’ fees and expenses.

(h)         Maker shall immediately upon request execute and deliver such other documents, agreements and instruments as requested by Holder to carry out the intent of this Note and related documents and to protect and perfect Holder’s interests in any collateral or otherwise.

(i)          Holder recognizes that IHC is a public company (ticker symbol INHC.OB) and that copies of public filings and information about IHC and ILT are available.

(j)          None of the terms and provisions hereof may be waived, altered, modified, or amended except by an agreement in writing signed by Maker and Holder.

(k)         Maker and HOLDER acknowledge that Fred Gumbinner represents Maker as outside general counsel and various other matters. Holder further understands and acknowledges, that the Kay M. Gumbinner Trust has made various loans to Maker, that Fred Gumbinner is a trustee and beneficiary of the Kay M. Gumbinner Trust, AND that the terms (FINANCIAL OR OTHERWISE) of such loans may be different than the terms of this Note. Maker and Holder both now and forever with full and complete knowledge, authority and consent, each waives any conflict of interest by or potential conflict of interest of Fred Gumbinner and each hereby indemnify and hold him harmless against any losses, claims or other actions of any kind.

(l)         Maker understandS, acknowledgeS and agreeS that the occurrence of an Event of Default hereunder shall cause acceleration of not only this Note and the Obligations hereunder, but also acceleration of ANY OTHER OBLIGATIONS OWED TO PAYEE; AND THAT THERE ARE SIGNIFICANT LATE FEES HEREUNDER.

CONFESSED JUDGMENT

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE HOLDER TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

Maker, Innolog Holdings Corporation and Innovative Logistics Techniques, Inc., and William P. Danielczyk (“WPD”) and Fred R. Gumbinner (“FRG”) (WPD and FRG together are the “Guarantors”) jointly and severally (collectively hereinafter referred to as “Debtor”), promise to pay to the order of Holder the sum of THIRTY THOUSAND DOLLARS AND ZERO CENTS ($30,000.00), plus any additional Late Fee(s), plus interest on the entire outstanding Obligations at 18% per annum, compounded daily, from the Maturity Date until paid, including and after the recording of this confession of judgment, plus all costs of collection, including all attorneys’ fees, and accounting fees less credit for any payments made.

Debtor hereby appoints the following persons, or any one of them, as the undersigned’s attorney-in-fact for the purpose of confessing judgment in favor of Sunjay Berdia, to wit:

__________________________________________________

(insert name and address of Virginia Attorney)

The undersigned’s said attorneys in fact are explicitly authorized, whether a suit, motion or action be pending for the indebtedness or not, to confess judgment in favor of the Sunjay Berdia, in the amount of $30,000.00, plus all costs and expenses of collection (including attorneys’ fees), plus additional late fees, plus interest from the date of judgment so confessed at the rate of 18% per annum, compounded daily, or such lesser amount of principal plus interest as the creditor may be willing to accept.

Such confession of judgment may be made in the clerk’s office of the circuit court in the Commonwealth of Virginia, located at Fairfax, Virginia.

Furthermore, Maker and Guarantors acknowledges the Holders right to pursue the guarantee, the Collateral, the Guaranty, the security and the accounts receivable securing this debt and the Confessed Judgment. Debtor hereby expressly waives the benefit of any homestead exemption as to this debt and waives demand, protest, notice of presentment, notice of protest, and notice of non-payment and dishonor of this note. Debtor agrees this confessed judgment note is provided not in payment of, but as additional security for and evidence of obligations due to the Holder under the Note.

[Signature Page on Following Page]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, each represent and warrant that he is duly authorized and empowered to enter into this agreement and Maker has caused this Note to be executed as of the day and year first above written by its duly authorized and empowered officer(s) or representative(s).

MAKER

Innolog Holdings Corporation

By:
William P. Danielczyk, Chairman or
Eric Wagner, CFO, & Authorized Representative

Innovative Logistics Techniques, Inc.

By:
Richard Stewart, President or Eric
Wagner, Treasurer, & Authorized Representative

WITNESSED

Name:

GUARANTORS

William P. Danielczyk

Fred Gumbinner

- 7 -